Exhibit 99.1

LIMITED BRANDS REPORTS 2003 THIRD QUARTER EARNINGS

Columbus, Ohio, November 20, 2003—Limited Brands (NYSE: LTD) today reported 2003 third quarter results.

On a reported basis, earnings per share were $0.25 for the third quarter compared to $0.03 last year. This quarter’s result includes a gain of $0.16 per share related to the sale of Limited Brands’ remaining interest in Alliance Data Systems Corporation (NYSE: ADS), an interest refund from a tax settlement of $0.03 per share ($30.1 million before taxes) and a gain related to the sale of the Structure trademark to Sears of $0.01 per share ($6.9 million before taxes). Operating income was $42.2 million compared to $17.3 million last year, and net income was $129.7 million compared to $15.8 million last year.

On an adjusted basis, third quarter earnings per share were $0.08 (which includes $0.04 per share related to the interest refund and Structure trademark gain described above) compared to $0.02 last year. Adjusted operating income was $42.2 million compared to $17.3 million last year and adjusted net income was $44.3 million compared to $10.4 million last year.

Comparable store sales for the quarter ended November 1, 2003 increased 2% and net sales of $1.847 billion increased 4% compared to sales of $1.768 billion last year.

The Company also stated that it is comfortable with the current First Call earnings estimate for the fourth quarter of $0.74 per share.

Adjusted Results

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of financial results and improve comparability of financial information from period to period. Please refer to the attached income statements for the quarter for a reconciliation of reported and adjusted results. Adjusted results as reported above include the following:

Adjustment Related to Alliance Data Systems:

•	Adjustment to exclude a third quarter 2003 pretax, non-operating gain of $128.4 million, or $0.16 per share, resulting from the sale of the Company’s remaining interest (7.5 million shares) in ADS in a secondary offering.

Adjustment Related to the Sale of Lane Bryant:

•	Adjustment to exclude a third quarter 2002 pretax, non-operating gain of $6.1 million, or $0.01 per share, resulting from the sale of Charming Shoppes stock which the Company received as part of the sale of Lane Bryant.

To hear the Company’s live third quarter earnings conference call, log on to www.LimitedBrands.com at 8:00 a.m. EST on Thursday, November 20, 2003, or call 1-877-601-1433. To hear a replay of the earnings call, dial 1-800-337-6551, followed by the ID code LTD (583). An audio replay of the conference call, as well as additional financial information, will also be available at www.LimitedBrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Express Men’s, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,971 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company in this press release or the third quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; the impact of competition and pricing; changes in weather patterns; political stability; postal rate increases and charges; paper and printing costs; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company’s products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner; risks associated with relying on foreign sources of production; availability of suitable store locations on appropriate terms; and other factors that may be described in the Company’s filings with the Securities and Exchange Commission. The forward-looking information provided in this press release or the third quarter earnings call is based on information available to the Company as of the date of this press release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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For further information, please contact:

Tom Katzenmeyer

Vice President, Investor, Media and Community Relations

Limited Brands 614-415-7076

www.LimitedBrands.com

(attachments: Consolidated Statements of Income and Reconciliation of Adjusted Results, pages 3-5)

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED NOVEMBER 1, 2003 AND NOVEMBER 2, 2002

(Unaudited)

(In thousands except per share amounts)

	2003			2002
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$1,846,770	—	$1,846,770	$1,767,565	—	$1,767,565
Gross Income	595,453	—	595,453	564,156	—	564,156
General, Administrative and Store Operating Expenses	(553,281)	—	(553,281)	(546,808)	—	(546,808)

Operating Income	42,172	—	42,172	17,348	—	17,348
Interest Expense	(11,690)	—	(11,690)	(6,443)	—	(6,443)
Interest Income	36,776	—	36,776	5,728	$1,875	7,603
Other Income (Loss)	5,060	—	5,060	(1,123)	—	(1,123)
Gain on Investee’s Stock	128,356	$(128,356)	—	6,124	(6,124)	—

Income From Continuing Operations Before Income Taxes	200,674	(128,356)	72,318	21,634	(4,249)	17,385
Provision for Income Taxes	71,000	(43,000)	28,000	8,000	(1,000)	7,000

Net Income From Continuing Operations	129,674	(85,356)	44,318	13,634	(3,249)	10,385
Income From Discontinued Operations, Net of Tax	—	—	—	2,141	(2,141)	—

Net Income	$129,674	$(85,356)	$44,318	$15,775	$(5,390)	$10,385

Income Per Share
Continuing Operations	$0.25		$0.08	$0.03		$0.02
Discontinued Operations	—		—	—		—

Net Income Per Share	$0.25		$0.08	$0.03		$0.02

Weighted Average Shares Outstanding	524,380		524,380	531,209		531,209

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2003 AND NOVEMBER 2, 2002

(Unaudited)

(In thousands except per share amounts)

	2003			2002
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$5,703,173	—	$5,703,173	$5,478,688	—	$5,478,688
Gross Income	1,909,740	—	1,909,740	1,858,785	—	1,858,785
General, Administrative and Store Operating Expenses	(1,588,150)	—	(1,588,150)	(1,574,621)	—	(1,574,621)
Special Item	—	—	—	(33,808)	$33,808	—

Operating Income	321,590	—	321,590	250,356	33,808	284,164
Interest Expense	(50,085)	—	(50,085)	(21,828)	—	(21,828)
Interest Income	54,117	—	54,117	19,668	5,625	25,293
Other Income (Loss)	(2,501)	—	(2,501)	(3,734)	—	(3,734)
Minority Interest	—	—	—	(6,063)	6,063	—
Gain on Investees’ Stock	208,042	$(208,042)	—	6,124	(6,124)	—

Income From Continuing Operations Before Income Taxes	531,163	(208,042)	323,121	244,523	39,372	283,895
Provision for Income Taxes	202,000	(75,000)	127,000	105,000	8,000	113,000

Net Income From Continuing Operations	329,163	(133,042)	196,121	139,523	31,372	170,895
Income From Discontinued Operations, Net of Tax	—	—	—	9,357	(9,357)	—

Net Income	$329,163	$(133,042)	$196,121	$148,880	$22,015	$170,895

Income Per Share
Continuing Operations	$0.63		$0.37	$0.27		$0.32
Discontinued Operations	—		—	0.02		—

Net Income Per Share	$0.63		$0.37	$0.29		$0.32

Weighted Average Shares Outstanding	525,920		525,920	518,392		534,150

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2003

In the first quarter of 2003, adjusted results exclude a $79.7 million pretax, non-operating gain resulting from the sale of approximately one-half of the Company’s investment in Alliance Data Systems Corporation (ADS).

In the third quarter of 2003, adjusted results exclude a $128.4 million pretax, non-operating gain resulting from the sale of the Company’s remaining interest in ADS.

Fiscal 2002

In the first quarter of 2002, the Company completed a tender offer and merger that resulted in the acquisition of the Intimate Brands, Inc. (“IBI”) minority interest. The adjusted results:

•	Eliminate the minority interest and increase total weighted average shares outstanding to reflect the recombination as if it had occurred at the beginning of 2002.

•	Eliminate a $33.8 million pretax, special non-cash charge relating to the exchange of vested IBI stock options and restricted stock for similar Limited Brands stock awards.

In the third quarter of 2002, adjusted results exclude a $6.1 million pretax, non-operating gain resulting from the sale of Charming Shoppes stock, which the Company received as part of the sale of Lane Bryant.

The adjusted results also exclude the results of Lerner New York (“Lerner”) which are classified as a discontinued operation in the reported results. Adjusted results also reflect additional interest income from the $75 million subordinated note received in connection with the sale of Lerner, which bears interest at 10% per annum.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.